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                                                                    Exhibit 99.1

[CONTOUR ENERGY CO. LOGO]                                           NEWS RELEASE

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FOR IMMEDIATE RELEASE
Friday, October 4, 2002

                  CONTOUR FILES AMENDED PLAN OF REORGANIZATION

     HOUSTON, TEXAS - CONTOUR ENERGY CO. ("Contour" or the "Company") announced today that on September 26, 2002, it filed its First Amended Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Amended Plan") with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. In connection with the filing of the Amended Plan, Contour stated its intention to assume all its existing joint operating and related agreements and to cure any related monetary defaults.

     The Amended Plan provides that the general unsecured class of creditors will be paid in full, so long as the claims within that class are less than the Unsecured Claims Cap. The "Unsecured Claims Cap" is defined in the Amended Plan as $1,750,000 plus the amount, if any, of general unsecured claims attributable to current or suspended royalties, joint interest billings, and certain license and membership fees. Contour believes that general unsecured claims will be significantly less than the Unsecured Claims Cap. If the general unsecured claims do exceed the Unsecured Claims Cap, all general unsecured creditors will share pro rata in the amount of the Unsecured Claims Cap.

     Contour has obtained approval to pay in full its pre-petition royalty obligations, and all those amounts have now been paid by the Company. Post-petition royalties are being paid in the normal course of business. It is anticipated that any amounts owed to joint working interest owners will be paid in full in connection with the assumption of the operating and related agreements.

     The Amended Plan does not modify the treatment of holders of the Company's 14% senior secured notes due 2003 and 10 3/8% senior subordinated notes due 2006. The senior secured noteholders will be paid in full with interest at the non-default rate, and the senior subordinated noteholders will receive all the Company's post-confirmation equity. In accordance with the approved cash collateral

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order, a $5 million principal payment was made to the trustee of the 14% senior secured notes on October 3, reducing the amount owed under those notes to $100 million plus accrued interest. The aggregate amount owed under the senior subordinated notes is $155 million plus interest accrued through the petition date.

     Under the Amended Plan, existing holders of Contour common stock, in the aggregate, will receive the lesser of $750,000 or the amount by which total general unsecured claims are less than the Unsecured Claims Cap.

     The Amended Plan, including the changes described above, is subject to final confirmation by the bankruptcy court. The hearing for confirmation of the Amended Plan has been scheduled for December 4, 2002 at 1:30 pm central time in Houston, Texas.

     Contour Energy Co. is engaged in the exploration, development, acquisition and production of natural gas and oil.

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     Contour Energy Co. common stock is traded on the Pink Sheets under the symbol CONC.

Cautionary Statement as to Forward-Looking Information

     Statements made herein (as well as information included in oral or other written statements made or to be made by the Company or its representatives) that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to matters such as anticipated operating and financial performance, business prospects, future reserves, cash flow and value, developments and results of the Company. Actual performance, prospects, reserves, cash flow and value, developments and results may differ materially from any or all anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including rates of inflation, natural gas prices, uncertainty of reserve estimates, rates and timing of future production of oil and gas, exploratory and development activities, acquisition risks, changes in the level and timing of future costs and expenses related to drilling and operating activities and those risk factors described in the Company's Annual Report on Form 10-K, including the amendment thereto, for the fiscal year ended December 31, 2001.

     Words such as "anticipated", "expect", "estimate", "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include the risk factors described in the Company's Form 10-K mentioned above.

Company Contact:  Investor Relations                              (713) 652-5200